UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 21, 2016

Park National Corporation
(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500
(Address of principal executive offices)	(Zip Code)

(740) 349-8451
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 - Other Events.
Solely for the purpose of settling the proceedings at issue and any other proceedings brought by or on behalf of the Securities and Exchange Commission (the “SEC”), and without admitting or denying the findings therein, Park National Corporation (“Park”) consented to the entry of the order (the “Order”) by the SEC on September 21, 2016 which made findings and imposed a cease-and-desist order and civil money penalties. Under the terms of the Order, Park is to cease and desist from committing or causing any violations and any future violations of the reporting, books and records and internal accounting controls provisions of the Securities Exchange Act of 1934, as amended, and the SEC regulations promulgated thereunder. Park is also to pay, within 10 days of the entry of the Order, a civil money penalty in the amount of $500,000 to the SEC.
The settlement reflected in the Order closes the SEC’s investigation into Park’s accounting for its allowance for loan losses (“ALLL”) for impaired loans at Vision Bank in 2010 and 2011. The SEC’s investigation related to Park’s incorrect accounting for its ALLL with respect to certain impaired loans, the largest of which were construction real estate land and development loans, at Park’s subsidiary Vision Bank in 2010 and 2011. The reporting of the accounting for the ALLL at issue had been voluntarily corrected in the restatements of Park’s financial statements which Park filed (i) on February 28, 2012 in an amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2010, (ii) on February 28, 2012 in amended Quarterly Reports on Form 10-Q/A for the quarterly periods ended March 31, 2011 and June 30, 2011 and (iii) on February 29, 2012 in an amended Quarterly Report on Form 10-Q/A for the quarterly period ended September 30, 2011.
During 2010 and the first three quarters of 2011, Park had understated its reported ALLL by incorporating into its impairment analysis of problem loans certain cash flows anticipated by guarantors. In addition, Park’s ALLL was also understated as a result of Park’s use of collateral valuations provided by an outside contractor. The restatements reflected $22.2 million more impairment than originally reported for Park’s fiscal year ended December 31, 2010, with a corresponding decrease in net income before taxes of $24.8 million, reflecting a 25% decrease. The restatements for the first three quarterly periods of 2011 reflected corresponding increases in ALLL of 17%, 9% and 7%, respectively, for the first, second and third quarterly periods of 2011.
No proceedings were instituted against, and no findings were made with respect to, any officer, director or employee of Park or of any of Park’s subsidiaries.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION

Dated: September 22, 2016	By:	/s/ Brady T. Burt
Brady T. Burt Chief Financial Officer, Secretary and Treasurer

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